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Exhibit 99.1

Contact:	Randall J. Larson, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS

March 9, 2009	Immediate Release

        Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the three months and year ended December 31, 2008.

FINANCIAL RESULTS

        An overview of the financial performance for the three months ended December 31, 2008, as compared to the three months ended December 31, 2007, includes:

  •
  Quarterly operating income increased to $8.6 million from $7.3 million due principally to the following:

  •
  Quarterly revenue decreased to $34.0 million from $34.8 million due to decreases in revenue at the Gulf Coast, River and Southeast terminals of approximately $0.5 million, $0.1 million and $2.2 million, respectively, offset in part by increases in revenue at the Midwest and Brownsville terminals of approximately $0.1 million and $1.9 million, respectively.

  •
  Quarterly direct operating costs and expenses decreased to $14.7 million from $17.1 million due to decreases in direct operating costs at the Gulf Coast, Midwest and Southeast terminals of $0.1 million, $0.2 million and $3.1 million, respectively, offset in part by increases in direct operating costs and expenses at the Brownsville and River terminals of $0.6 million and $0.4 million, respectively.

  •
  A decrease in direct general and administrative expenses of $0.3 million.

  •
  An increase in depreciation and amortization expense of approximately $0.5 million.

  •
  Quarterly net earnings decreased to $4.8 million from $7.2 million due principally to increases in interest expense of approximately $1.3 million and unrealized loss on an interest rate swap of approximately $2.1 million.

  •
  Net earnings per limited partner unit—basic decreased to $0.38 per unit from $0.47 per unit.

  •
  The distribution declared per limited partner unit increased to $0.59 per unit from $0.52 per unit.

        Adjusted operating surplus generated during the three months ended December 31, 2008 was $10.3 million and distributions allocable to the period were $8.0 million.

        On July 23, 2008, Hurricane Dolly damaged our Brownsville, Texas facilities. During the three months ended December 31, 2008, we incurred approximately $0.5 million in costs to remove debris and make repairs to damaged property. As of December 31, 2008, we expect to incur approximately $0.3 million in additional costs to repair the damaged property.

        On November 13, 2008, approximately 0.8 million subordinated units converted into an equal number of common units. At December 31, 2008, there are approximately 2.5 million subordinated units that remain outstanding. During the year ending December 31, 2009, we expect the remaining subordinated units to convert into an equal number of common units.

        The contraction in the global financial and credit markets has adversely affected the liquidity and the credit available to many enterprises, including those involved in the supply and marketing of refined petroleum products. Moreover, the recent market conditions and volatility of prices for refined petroleum products have had an adverse effect on demand for refined petroleum products. At this time, we do not know whether this decline in demand for refined petroleum products will continue in the future as it is driven in part by unpredictable market conditions and their effects. A prolonged decline in demand for refined petroleum products may result in a decline in product throughput at our facilities and ultimately, a decline in our revenue, net earnings and cash flows.

        Our terminaling services agreements are structured as either throughput agreements or storage agreements. Certain throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us. Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us. We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being "firm commitments." Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as "variable." Our revenue was as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Firm Commitments:
Terminaling services fees, net:
External customers	$9,186	$10,014	$35,816	$38,394
Affiliates	18,132	11,626	70,574	34,716

Total firm commitments	27,318	21,640	106,390	73,110

Variable:
Terminaling services fees, net:
External customers	1,383	1,670	5,287	8,321
Affiliates	(138)	4,298	(364)	28,475

Total	1,245	5,968	4,923	36,796
Pipeline transportation fees	1,188	384	4,020	1,996
Management fees and reimbursed costs	475	456	1,905	1,724
Other	3,794	6,378	20,902	18,025

Total variable	6,702	13,186	31,750	58,541

Total revenue	$34,020	$34,826	$138,140	$131,651

        The amount of revenue recognized as "firm commitments" based on the remaining contractual term of the terminaling services agreements that generated "firm commitments" for the year ended December 31, 2008 was as follows (in thousands):

At December 31, 2008
Remaining terms on terminaling services agreements that generated "firm commitments:"
Less than 1 year remaining	$10,060
More than 1 year but less than 3 years remaining	15,771
More than 3 years but less than 5 years remaining	17,816
More than 5 years remaining	62,743

Total firm commitments for the year ended December 31, 2008	$106,390

        TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

  •
  Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders and capital expenditures. Pending an improvement in the current conditions in the public debt and equity markets, our principal sources of funds to meet our liquidity needs currently will be limited to cash generated by operations and borrowings under our senior secured credit facility. We believe that we will be able to generate sufficient cash from operations in the future to meet our liquidity needs to fund our working capital requirements and to fund our distributions to unitholders. We expect to fund our capital expenditures with additional borrowings under our senior secured credit facility.

  •
  At December 31, 2008, our senior secured credit facility provides for a maximum borrowing line of credit equal to $200 million. The senior secured credit facility expires on December 22, 2011. At December 31, 2008, our outstanding borrowings were approximately $165.5 million, resulting in available capacity of approximately $34.5 million.

  •
  Management and the board of directors of our general partner previously approved capital projects with estimated completion dates that extend through December 31, 2009. At December 31, 2008, the remaining capital expenditures to complete the approved capital projects are estimated to range from $45 million to $55 million. We expect to fund our capital expenditures with additional borrowings under our senior secured credit facility.

  •
  Pursuant to existing terminaling services agreements with Morgan Stanley Capital Group Inc. ("MSCG"), we expect to receive payments through March 31, 2010 from MSCG in the range of $20 million to $25 million, which are due and payable upon completion of certain of the capital projects referred to above.

  •
  Upon our payment of the remaining capital expenditures to complete the approved capital projects and our receipt of payments from MSCG upon completion of certain of the capital projects, we currently expect to have approximately $10 million in available capacity under our senior secured credit facility.

  •
  At our request, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders, the maximum borrowings under the senior secured credit facility can be increased by up to an additional $100 million. The terms of the senior secured credit facility also permit us to borrow up to approximately $25 million from other lenders, including our general partner and its affiliates.

  •
  During November 2008, we executed an interest rate swap agreement with a notional amount of $125.0 million that expires May 2010 to reduce our exposure to changes in interest rates on the outstanding borrowings under our senior secured credit facility. Pursuant to the terms of the agreement, we pay a fixed rate of 2.26% and receive an interest payment based on the one-month LIBOR. We expect that the effective interest rate on $125.0 million of outstanding borrowings under our senior secured credit facility will approximate 3.76% through May 2010 based on our current LIBOR margin of 1.5%.

  •
  During February 2009, we executed a second interest rate swap agreement with a notional amount of $25.0 million that expires May 2010 to further reduce our exposure to interest rates on the outstanding borrowings under our senior secured credit facility. Pursuant to the terms of the second agreement, we pay a fixed rate of 1.145% and receive an interest payment based on the one-month LIBOR. We expect that the effective interest rate on $25.0 million of outstanding borrowings under our senior secured credit facility will approximate 2.645% through May 2010 based on our current LIBOR margin of 1.5%.

        Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our adjusted operating surplus.

CONFERENCE CALL

        TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Tuesday, March 10, 2009 at 10:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management's presentation of the Company's results and supplemental financial information by accessing the call as follows:

(888) 400-7916
Ask for:
TransMontaigne Partners

        A playback of the conference call will be available from 12:00 p.m. (ET) on Tuesday, March 10, 2009 until 11:59 p.m. (ET) on Tuesday, March 17, 2009 by calling:

USA: (800) 475-6701
International: (320) 365-3844
Access Code: 991594

ATTACHMENT A
SELECTED FINANCIAL INFORMATION AND RESULTS OF OPERATIONS

        The following selected financial information is extracted from the Company's Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 9, 2009 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three Months Ended
	December 31, 2008	December 31, 2007
Income Statement Data
Revenue	$34,020	$34,826
Direct operating costs and expenses	(14,732)	(17,065)
Direct general and administrative expenses	(1,043)	(1,348)
Operating income	8,638	7,307
Net earnings	4,807	7,202
Net earnings allocable to limited partners	4,711	5,804
Net earnings per limited partner unit—basic	$0.38	$0.47

	December 31, 2008	December 31, 2007
Balance Sheet Data
Property, plant and equipment, net	$447,753	$417,827
Goodwill	24,667	24,737
Total assets	500,789	460,818
Long-term debt	165,500	132,000
Partners' equity	307,579	312,830

        Selected results of operations data for each of the quarters in the years ended December 31, 2008 and 2007 are summarized below (in thousands):

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Year ended December 31, 2008
Revenues	$33,824	$35,092	$35,204	$34,020	$138,140
Direct operating costs and expenses	(15,467)	(15,320)	(16,331)	(14,732)	(61,850)
Direct general and administrative expenses	(1,073)	(1,317)	(705)	(1,043)	(4,138)
Allocated general and administrative expenses	(2,507)	(2,508)	(2,508)	(2,507)	(10,030)
Allocated insurance expense	(713)	(704)	(708)	(710)	(2,835)
Reimbursement of bonus awards	(375)	(375)	(375)	(375)	(1,500)
Depreciation and amortization	(5,733)	(5,772)	(5,794)	(6,017)	(23,316)
Gain on disposition of assets, net	—	—	—	2	2

Operating income	7,956	9,096	8,783	8,638	34,473
Other expense, net	(1,754)	(1,471)	(1,819)	(3,831)	(8,875)

Net earnings	$6,202	$7,625	$6,964	$4,807	$25,598

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Year ended December 31, 2007
Revenues	$32,700	$32,204	$31,921	$34,826	$131,651
Direct operating costs and expenses	(13,945)	(15,262)	(14,414)	(17,065)	(60,686)
Direct general and administrative expenses	(894)	(461)	(288)	(1,348)	(2,991)
Allocated general and administrative expenses	(2,456)	(2,467)	(2,489)	(2,489)	(9,901)
Allocated insurance expense	(717)	(717)	(717)	(686)	(2,837)
Reimbursement of bonus awards	—	(375)	(375)	(375)	(1,125)
Depreciation and amortization	(4,965)	(5,430)	(5,481)	(5,556)	(21,432)

Operating income	9,723	7,492	8,157	7,307	32,679
Other expense, net	(3,911)	(3,279)	(242)	(105)	(7,537)

Net earnings	$5,812	$4,213	$7,915	$7,202	$25,142

        Our acquisition of the Southeast Terminals from TransMontaigne Inc. on December 31, 2007 has been accounted for as a transaction among entities under common control and, accordingly, all periods presented above include the activity of the Southeast Terminals.

ATTACHMENT B
ADJUSTED OPERATING SURPLUS

        During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units. Conversion of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest. The following summarizes our Adjusted Operating Surplus generated during the periods indicated (in thousands):

	October 1, 2008 through December 31, 2008	January 1, 2008 through December 31, 2008
Net earnings	$4,807	$25,598
Depreciation and amortization	6,017	23,316
Amounts due under long-term terminaling services agreements, net	(228)	(1,425)
Unrealized loss on derivative instrument	2,128	2,128
Capitalized interest cost	(292)	(884)
Amortization of deferred equity-based compensation	23	35
Distributions paid to holders of restricted phantom units	(6)	(23)
Cash reserved for repurchase of common units	(22)	(104)
Maintenance capital expenditures	(2,140)	(4,765)

"Adjusted Operating Surplus" generated during the period	$10,287	$43,876

Actual distribution for the period on all common units, subordinated units and the general partner interest	$7,959	$31,339

Minimum distribution for the period on all common units, subordinated units and the general partner interest	$5,079	$20,318

About TransMontaigne Partners L.P.

        TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. News and additional information about TransMontaigne Partners L.P. is available on our website: www.transmontaignepartners.com.

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company's expectations and may adversely affect its business and results of operations are disclosed in "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 9, 2009.

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TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS